U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 14, 2026
ARQ, INC.

(Name of registrant as specified in its charter)

Delaware	001-37822	27-5472457
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

8051 E. Maplewood Avenue, Suite 210, Greenwood Village, CO	80111
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (720) 598-3500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.001 per share	ARQ	Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of Interim Chief Accounting Officer
On June 14, 2026, the Board of Directors (the “Board”) of Arq, Inc. (the “Company”) appointed Peter Owino, 51, as the Company’s Interim Chief Accounting Officer, effective as of June 12, 2026. Upon the effective date of his appointment, Mr. Owino will serve as the Company’s principal accounting officer until the appointment of his successor.
Mr. Owino has over twenty years of experience in accounting, finance, and Sarbanes-Oxley (SOX) compliance, in both private and public company settings. Mr. Owino is an accounting and finance consultant for Princeton Business Consulting, LLC ("Princeton Business Consulting"), a consulting firm focused on small to mid-sized businesses. Mr. Owino has served in various finance and accounting leadership roles, including as the Corporate Controller of Colliers Engineering & Design, a multidisciplinary engineering firm, from 2024 to 2026, and as the Chief Accounting Officer of Merchant e-Solutions, a merchant acquiring company and global payment processor from 2020 to 2022, where he successfully helped prepare the company for sale to a New York based private equity firm. From 2015 to 2020, Mr. Owino worked as a Director for KPMG New York, providing accounting advisory services. Before that, Mr. Owino was a Senior Director at Finjan Holdings, Inc. and also spent years working as a manager at both Deloitte & Touche and Ernst & Young. Mr. Owino holds a Bachelor of Commerce degree in accounting from Kenyatta University in Nairobi, Kenya. Mr. Owino is also a licensed certified public accountant.
On June 15, 2026, the Company entered into a consulting agreement (the "Consulting Agreement") with Princeton Business Consulting in connection with Mr. Owino's appointment to Interim Chief Accounting Officer. Pursuant to the terms of the Consulting Agreement, the Company shall pay Princeton Business Consulting an hourly fee of $350, subject to a monthly cap of $63,000, in exchange for Mr. Owino's services as Interim Chief Accounting Officer. The Consulting Agreement has an indefinite term, but may be terminated by either the Company or Princeton Business Consulting upon thirty days' written notice. The Consulting Agreement also sets forth the scope of services to be provided and contains customary confidentiality, conflicts of interest provisions, and limitation of liability provisions.
Mr. Owino’s appointment is not pursuant to any arrangement or understanding with respect to any other person. There are no family relationships between Mr. Owino and any director, executive officer or other person that would require disclosure under Item 401(d) of Regulation S-K. There are no transactions in which Mr. Owino has an interest requiring disclosure under Item 404(a) of Regulation S-K.
Designation of Principal Financial Officer
Also on June 14, 2026, the Board designated Bob Rasmus, the Company's President, Chief Executive Officer, and current principal executive officer, as the Company's principal financial officer, to serve in that role until Shimon Steinmetz commences his employment as the Company's Chief Financial Officer on or around July 27, 2026, as previously disclosed.
Please refer to the Company's Definitive Proxy Statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on April 28, 2026, for the biographical and other information called for by Item 5.02(c) of Form 8-K pertaining to Mr. Rasmus, which information is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 18, 2026

Arq, Inc.
Registrant

/s/ Robert Rasmus
Robert Rasmus
Chief Executive Officer

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